           As filed with the Securities and Exchange Commission on July 23, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                V.F. CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          PENNSYLVANIA                                 23-1180120
  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                              628 GREEN VALLEY ROAD
                        GREENSBORO, NORTH CAROLINA 27408
              (Address of Registrant's Principal Executive Offices)

                          VF CORPORATION TAX-ADVANTAGED
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
                            (Full Title of the Plan)

                            CANDACE S. CUMMINGS, ESQ.
         VICE PRESIDENT - ADMINISTRATION, GENERAL COUNSEL AND SECRETARY
                                V.F. CORPORATION
                                 P.O. BOX 21488
                        GREENSBORO, NORTH CAROLINA 27420
                     (Name and address of agent for service)

                                 (336) 547-6000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                     PROPOSED            PROPOSED
                                                     MAXIMUM             MAXIMUM
TITLE OF SHARES TO BE               AMOUNT TO BE     OFFERING PRICE      AGGREGATE OFFERING       AMOUNT OF
REGISTERED                          REGISTERED (1)   PER SHARE (2)       PRICE (2)                REGISTRATION FEE
Common Stock                        300,000          $48.1875            $14,456,250              $4,265
(no par value; stated capital
$1.00 per share)

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of: (a) interests to be offered or sold pursuant to the employee benefit plan described herein, and (b) additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Tax-Advantaged Savings Plan for Salaried Employees for any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the registrant.

(2) Estimated pursuant to Rule 457 (c) solely for the purpose of calculating the registration fee.

              Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, no par value, stated capital $1.00 per share, of V.F. Corporation (the "Company"), with respect to two currently effective Registration Statements on Form S-8 of the Company relating to the Company's Tax-Advantaged Savings Plan For Salaried Employees.


     The contents of the Registration Statements on Form S-8 as filed on March 20, 1990, Registration No. 33-33621, as amended, and on August 29, 1985, Registration No. 2-99945, as amended, are incorporated by reference into this Registration Statement.


ITEM 8.       EXHIBITS.

     Exhibit No.        Description

         23.1              Consent of PricewaterhouseCoopers LLP

         23.2              Consent of PricewaterhouseCoopers  LLP

         24                Power of Attorney

------------------------

     In accordance with Item 8 of Form S-8, this registration statement does not include Exhibit 5 -- Opinion regarding Legality, as:

     1. The Company undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan under
Section 401(a) and 401(k) of the Internal Revenue Code.

     2. The Plan provides that shares of the Company's Common Stock issued under the Plan will be purchased by the Trustee of the Plan on the open market. The Plan does not provide for such shares to be issued by the Company out of its authorized and unissued shares of the Common Stock.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Greensboro, North Carolina on the 21st day of July, 1998.

                                                 V.F. CORPORATION

                                                 By: /s/ Mackey J. McDonald
                                                    -------------------------
                                                      Mackey J. McDonald
                                                      President and
                                                      Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURE                    TITLE                             DATE


 /s/ Mackey J. McDonald       President and                     July 21, 1998
 -----------------------      Chief Executive Officer
 Mackey J. McDonald


 /s/ Robert K. Shearer        Vice President - Finance,         July 21, 1998
 -----------------------      Chief Financial Officer and
 Robert K. Shearer            Chief Accounting Officer


                                    DIRECTORS

Robert D. Buzzell*               George Fellows*            Lawrence R. Pugh*
Edward E. Crutchfield*           Robert J. Hurst*           M. Rust Sharp*
Ursula F. Fairbairn*             Mackey J. McDonald*        L. Dudley Walker*
Barbara S. Feigin*               William E. Pike*

                                                * By:/s/ Candace S. Cummings
                                                     ------------------------
                                                         Candace S. Cummings,
                                                         Attorney-In-Fact
                                                         Date: July 21, 1998

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greensboro, North Carolina, on the 21st day of July, 1998.

                                            VF CORPORATION TAX-
                                            ADVANTAGED SAVINGS PLAN FOR
                                            SALARIED EMPLOYEES

                                            By:  V.F. CORPORATION, Plan
                                                     Administrator

                                                   By:/s/ Mackey J. McDonald
                                                     -------------------------
                                                     Mackey J. McDonald
                                                     President and
                                                     Chief Executive Officer


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                                  EXHIBIT INDEX

23.1     Consent of PricewaterhouseCoopers LLP
23.2     Consent of PricewaterhouseCoopers LLP
24       Power of Attorney



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